EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leah Nivison, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2016-GS3 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Trimont Real Estate Advisors, LLC, as 540 West Madison Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Primary Servicer for the Veritas Multifamily Pool 1 Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the Veritas Multifamily Pool 1 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Veritas Multifamily Pool 1 Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Veritas Multifamily Pool 1 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Veritas Multifamily Pool 1 Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Veritas Multifamily Pool 1 Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Veritas Multifamily Pool 1 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Panorama Corporate Center Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Panorama Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Panorama Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Panorama Corporate Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Panorama Corporate Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Veritas Multifamily Pool 2 Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Veritas Multifamily Pool 2 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Veritas Multifamily Pool 2 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Veritas Multifamily Pool 2 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Veritas Multifamily Pool 2 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 10 Hudson Yards Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the 10 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 10 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 10 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 10 Hudson Yards Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 10 Hudson Yards Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 10 Hudson Yards Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Falls Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Falls Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for The Falls Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Falls Mortgage Loan, and Park Bridge Lender Servicers LLC, as Operating Advisor for The Falls Mortgage Loan.

Dated:  October 28, 2019

/s/ Leah Nivison

Chief Executive Officer

(senior officer in charge of securitization of the depositor)